UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2025

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston,	Texas		77019
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2025, Christina Banthin resigned as a member of the Board of Directors (the Board) of Corebridge Financial, Inc. (the Company) effective as of the close of business on November 17, 2025. Her resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Banthin’s resignation follows the sale by American International Group, Inc. (AIG), a Delaware corporation, of 32,600,000 shares of the Company’s common stock (Common Stock) on November 4, 2025 and the resulting decrease to two (2) from three (3) of the number of Board members that AIG has the right to designate pursuant to the Separation Agreement, dated as of September 14, 2022, between the Company and AIG (the Separation Agreement) as amended by that certain Amendment, dated as of May 16, 2024, by and between the Company and AIG (the Amendment). The foregoing description of the Separation Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and the Amendment, copies of which are filed as Exhibits 10.4 and 10.58, respectively, to the Company’s Annual Report on Form 10-K filed on February 13, 2025 and incorporated by reference herein.

Following Ms. Banthin’s resignation, the Board decreased the authorized number of Board members to thirteen (13) from fourteen (14).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corebridge Financial, Inc.

Date:	November 20, 2025	By:	/s/Jeannette N. Pina
			Name:	Jeannette N. Pina
			Title:	Deputy General Counsel and Secretary